EXHIBIT 23.1

Medical Connections Holdings, Inc.

We consent to the incorporation by reference in previously filed registration Statements on Form S-8, File No. 333-169387, which was declared effective by the Securities and Exchange Commission (“SEC”) on September 15, 2010, of our report dated March 30, 2011 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Medical Connections Holdings, Inc.(the “Company”) for the year ended December 31, 2010.

/s/ De Meo, Young, McGrath

Boca Raton, Florida
March 30, 2011